UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 10, 2008

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DYNAMIC LEISURE CORPORATION

(Exact Name of Small Business Issuer as Specified in its Charter)

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MINNESOTA	333-7953	41-1508703
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5680A W. Cypress Street

Tampa, Florida 33607

(Address of Principal Executive Offices)

813.877.6300

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. - FINANCIAL INFORMATION

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 10, 2008, Dynamic Leisure Corporation, a Minnesota corporation (the "Company"), received a demand and notice of default dated July 10, 2008 (the “Notice of Default”) from Trafalgar Capital Specialized Investment Fund FIS (“Trafalgar”) relating to certain secured convertible debentures as described below.

On January 22, 2008, the Company had entered into an agreement (the “Purchase Agreement”) with Trafalgar with respect to the purchase by Trafalgar of $1,200,000 of secured convertible debentures (collectively, the “Debentures”) and the issuance of related warrants. On January 24, 2008, the Company issued two (2) 42-month Debentures to Trafalgar aggregating $1,200,000. The Debentures bear interest at twelve percent (12%) per annum, compounded monthly, and are convertible into common stock at the lesser of (a) an amount equal to ten cents ($0.10) per share (the “Fixed Conversion Price”), or (b) an amount equal to eighty-five percent (85%) of the lowest daily closing bid price of the Company’s common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion with each debenture subject to current exchange rate protection. In no event is Trafalgar entitled to convert the Debentures or accrued interest into an amount of shares that would cause Trafalgar’s ownership in the Company to exceed 4.99%.

The $1,000,000 Debenture required interest only payments for the first six (6) months from the closing date after which this Debenture is to be redeemed over the remaining twenty-four (24) months through monthly principal and interest at a ten percent (10%) redemption premium. The $200,000 Debenture requires redemption over twelve (12) months after closing through monthly principal and interest at a ten percent (10%) redemption premium. Should the Company raise in excess of $500,000 during the life of the Debentures, the Company shall be required to redeem thirty percent (30%) of the outstanding principal balance of the Debentures. Interest is payable in cash or common stock at a value equal to the closing bid price on the date the interest is due or when the interest is paid at the option of Trafalgar.

The Company has been unable to make the required payments to Trafalgar under the Debentures. Therefore, Trafalgar provided the Notice and Default. As of the date of this Current Report, the Company is indebted to Trafalgar in the amount of $3,687,313.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynamic Leisure Corporation

Date: July 14, 2008	By:	/s/ DANIEL G. BRANDANO
Daniel G. Brandano President and Chief Executive Officer

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